UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2015 (August 10, 2015)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 10, 2015, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC (the “Underwriter”) and the selling stockholders named therein (collectively, the “Selling Stockholders”), in connection with the sale by the Selling Stockholders of an aggregate of 5,033,230 shares (the “Shares”) of Acadia’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $80.47 per share (the “Offering”).

The Company will not receive any proceeds from the Offering. The closing of the Offering is scheduled to occur on August 14, 2015.

The Underwriting Agreement contains customary representations, warranties, covenants and closing conditions. Pursuant to the Underwriting Agreement, Acadia and the Selling Stockholders agreed to indemnify the Underwriter against certain liabilities that could be incurred by them in connection with the Offering. In connection with the Offering, the directors and executive officers of the Company and certain of the Selling Stockholders have entered into 60-day “lock-up” agreements.

The Offering was made pursuant to a prospectus supplement and an accompanying prospectus filed with the Securities and Exchange Commission pursuant to Acadia’s automatic shelf registration statement on Form S-3 (File No. 333-196611).

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1	Underwriting Agreement, dated August 10, 2015, by and among Acadia, UBS Securities LLC and the Selling Stockholders.

5	Opinion of Waller Lansden Dortch & Davis, LLP

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: August 13, 2015	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1	Underwriting Agreement, dated August 10, 2015, by and among Acadia, UBS Securities LLC and the Selling Stockholders.

5	Opinion of Waller Lansden Dortch & Davis, LLP

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)